June 2026

Global Innovative Platforms, Inc.

VetBreath™ Analytics

Shareholder Update

Dear Fellow Shareholders,

This letter contains forward-looking statements within the meaning of the federal securities laws. Actual results may differ materially from those anticipated. Please refer to the Forward-Looking Statements disclosure at the end of this letter for important information regarding these statements.

We are pleased to share a comprehensive update on the progress of Global Innovative Platforms, Inc. (OTC: GIPL) and VetBreath Analytics. The past several months have brought meaningful advances across fundraising, scientific development, corporate governance, and strategic partnerships, and we are grateful for your continued support as we build toward commercialization.

Capital Raise

Following the successful completion of our prior Regulation A offering in March 2026, we are continuing to evaluate our capital raising efforts and will take advantage of opportunities that are presented.  The Company currently has sufficient capital to sustain operations through the end of 2026. See the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 for additional discussion of liquidity and going concern considerations.

Regulatory

We continue to make progress on our 15c2-11 application with FINRA. Our sponsoring broker-dealer, Glendale Securities, submitted this to FINRA on June 12, 2026. Although we cannot guarantee, we expect that the successful completion of this will allow for improved liquidity.

Testing and Scientific Development

On April 1, 2026, we commenced an eight-month study focused on heartworm treatment protocols. The study is designed to demonstrate early identification of heartworm infection followed by standard treatment regimens that produce no long-term harm to the animal. In parallel, we have initiated development of four additional breath signatures targeting hookworm, roundworm, whipworm, and Giardia. These signatures will combine with our existing heartworm work to comprise a single intestinal parasite panel delivered from one breath sample. All active studies are expected to be complete by year-end, with additional accuracy validation studies to follow.  There can be no assurance that these studies will be successful or completed on the expected timeline.

Equipment and Operational Capacity

We have improved our breath capture device system and materials, ensuring cleaner and more consistent sample collection. The Company has also acquired its third VetBreath Dx analyzer unit, formerly designated as the VOCAM, meaningfully accelerating sample collection capacity across concurrent studies.

Revenue

Our revenue-producing collaboration has been extended through the end of July. The Company receives approximately $15,000 - $18,000 per month along with access to animals and testing data. Our collaborating partner is a leading global animal health company that has elected to remain confidential at this time. Revenue for the six months ended March 31, 2026 totaled $136,500, as reported in the Company’s Form 10-Q.

Board of Directors and Strategic Advisory Board

Effective April 1, 2026, we formally seated our Board of Directors. We are proud to introduce the following individuals, who bring exceptional depth across commercialization, healthcare, corporate governance, and veterinary science.

David M. Mauer, former President of Mattel U.S.A. and former CEO of Riddell Sports, contributes decades of experience leading globally recognized consumer brands and scaling commercial organizations. Anthony (Tony) Porter brings more than 30 years of healthcare commercialization experience spanning mergers and acquisitions, corporate development, and operational growth strategy. James (Jim) Jones is a registered professional engineer and licensed attorney with extensive board service and expertise in corporate governance, contract law, and business development. Dr. Elyssa J. Campbell is a veterinary parasitologist and Research Faculty member at the University of Georgia College of Veterinary Medicine, and Director of the NIH-funded Filariasis Research Reagent Resource Center. Dr. Campbell is also a leading contributor to VetBreath Analytics' validation study design.

Our Strategic Advisory Board has been expanded with top-tier specialists in veterinary medicine, pet nutrition, and companion animal diagnostics, including Dr. Kevin Hahn, Bob Riebe, Dr. John W. McCall, Dr. Juan Patino, and Dr. Mike Greenberg. Brief biographies for all members are appended to this letter.

Plug and Play Incubator Program

GIPL was selected to participate in the Plug and Play incubator program, a globally recognized accelerator founded by two brothers who were early investors in Google and PayPal. We were one of 12 companies selected worldwide and one of only two from the United States. In late May, we attended a week of programming in Topeka, Kansas, including networking events, a visit to Hill's Pet Nutrition, and a pitch competition. We are proud to report that GIPL won the pitch competition, earning media coverage and meaningful visibility for VetBreath Analytics.

New Collaboration: Big Dog Ranch Rescue

On June 3, 2026, we visited Big Dog Ranch Rescue (BDRR) at their South Florida facility. BDRR is one of the most prominent no-kill shelters in the country, operating locations in Florida and Alabama with an anticipated intake of approximately 7,000 dogs in 2026. BDRR has agreed to join our pilot program as a sample collection partner, providing access to a consistent, high-volume animal population for breath signature development. This collaboration is expected to materially accelerate our progress across all five target parasite signatures and improve diagnostic accuracy. We intend to replicate this model with additional well-run facilities as we scale.

Team Expansion

We are pleased to welcome Dr. Sarah Cutler Tew of SC2 Consulting to the VetBreath Analytics team as Lead Clinical Development and Scientific Advisor. Dr. Cutler Tew is a cross-functional leader and consultant with more than 20 years of experience spanning veterinary pharmaceutical development, medical affairs, and commercial innovation. She holds a PhD in Bioengineering from Georgia Tech and Emory University and conducted postdoctoral research at Emory before building a career across some of the most recognized names in animal health, including Merial (Sanofi), Boehringer Ingelheim Animal Health, IDEXX, and PetIQ, where she served as Vice President of Medical Services.

Her extensive background in regulated veterinary product development, clinical study design, and scientific review of companion animal diagnostics and therapeutics uniquely positions her to oversee VetBreath Analytics' research and sampling programs with rigor and credibility. Through SC2 Consulting, Dr. Cutler Tew will direct the design and execution of breath-based diagnostic validation studies from sample collection through data integrity and preparation for peer-reviewed publication.

Looking Ahead

We are building from a position of growing scientific credibility, an expanding partner network, and a clear path toward validation and commercialization. As we continue to advance, both capital and sample data remain essential. We sincerely appreciate any referrals to potential investors or strategic partners, as your network is one of our most valuable assets.  Any investment in the Company involves significant risks; please review our SEC filings, including the Form 10-Q for the period ended March 31, 2026, which includes a going concern qualification.

Our updated website is available at www.GIPLinc.com. Please do not hesitate to reach out with any questions or to discuss investment opportunities at this exciting time.

Board and Advisory Board Biographies

Board of Directors

David M. Mauer

David M. Mauer is a former President of Mattel U.S.A. and former CEO of Riddell Sports with decades of experience leading globally recognized consumer brands, product development, marketing, and operational growth. His expertise in commercialization, brand strategy, and scaling organizations provides valuable guidance as VetBreath Analytics advances toward broader market adoption.

Anthony (Tony) Porter

Anthony (Tony) Porter is a healthcare commercialization executive with more than 30 years of experience in mergers and acquisitions, operational leadership, corporate development, and growth strategy across healthcare and other industries. His background in scaling organizations, evaluating acquisitions, and driving operational performance supports Global Innovative Platforms' long-term commercialization and strategic growth initiatives.

James (Jim) Jones

James (Jim) Jones is a registered professional engineer and attorney with extensive experience in corporate governance, contract law, finance, and business development. Having served on numerous corporate and nonprofit boards while advising startups and established organizations, he brings valuable oversight and governance expertise to the Company.

Dr. Elyssa J. Campbell

Dr. Elyssa J. Campbell is a veterinary parasitologist, Research Faculty member at the University of Georgia College of Veterinary Medicine, and Director of the NIH-funded Filariasis Research Reagent Resource Center. Her expertise in canine heartworm and parasitic diseases, combined with her leadership in VetBreath Analytics' validation studies, strengthens the Company's scientific foundation and diagnostic development efforts.

Strategic Advisory Board

Kevin Hahn, DVM, PhD, DACVIM

Dr. Kevin Hahn is a veterinary oncologist and former Chief Medical Officer and Research Director at Hill's Pet Nutrition, where he led the company's scientific and clinical strategy across its global portfolio. A Diplomate of the American College of Veterinary Internal Medicine, Dr. Hahn brings expertise in veterinary medicine, product development, and the translation of clinical science into market-ready diagnostics and nutrition solutions.

Bob Riebe

Bob Riebe is a senior executive with extensive leadership experience in the companion animal industry, including service as Worldwide Director at Hill's Pet Nutrition, a division of Colgate-Palmolive, and as Chief Operating Officer at BSM Partners, a leading consultancy serving the global pet food and veterinary sectors. His insight into veterinary channel development, brand commercialization, and industry relationships provides valuable guidance as VetBreath Analytics advances toward clinical validation and market deployment.

John W. McCall, MS, PhD

Dr. John W. McCall is a Professor Emeritus in the Department of Infectious Diseases at the University of Georgia College of Veterinary Medicine and a leading authority in veterinary parasitology research. He has authored more than 250 peer-reviewed publications and is recognized internationally for his work on canine heartworm and parasitic disease. His decades of research on parasite biology, prevention, and treatment, combined with his long association with the American Heartworm Society, bring exceptional scientific credibility to VetBreath Analytics' diagnostic development and validation efforts.

Dr. Juan Patino

Dr. Juan Patino is a practicing veterinarian and the attending veterinarian at SODO Veterinary Clinic in Orlando, Florida. His hands-on clinical experience and direct exposure to the diagnostic challenges facing practicing veterinarians provide VetBreath Analytics with practical frontline perspective as the Company develops and refines its breath-based diagnostic platform. SODO Veterinary Clinic is among the first practices selected to pilot the VetBreath Dx diagnostic platform.

Dr. Mike Greenberg, DVM

Dr. Mike Greenberg is a veterinarian and technology innovator whose career spans clinical practice, animal welfare, corporate partnerships, and applied research. He earned his Doctor of Veterinary Medicine and Shelter Medicine Certification from Cornell University's College of Veterinary Medicine and has held leadership roles including Medical Director of the Pet Community Center in Nashville, Director of Outreach for Maddie's Fund, and Associate Director of Partnerships at Boehringer Ingelheim. He is co-founder of The Veterinary Care Accessibility Project and currently serves as Chief Veterinary Officer at Petszel LLC.

Forward-Looking Statements

This presentation includes "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," "pro-forma," "goals," "proposes," and words of similar import. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the Company's annual report on Form 10-K and any subsequent filings with the U.S. Securities and Exchange Commission. Forward-looking statements contained in this presentation speak only as of the date of this presentation or as otherwise indicated and Global Innovative Platforms Inc. does not undertake any duty to update any forward-looking statements except as may be required by law. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.  Investors should review the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Form 10-Q and other SEC filings for a more complete discussion of risks and uncertainties.